GlyEco Inc

Innovative Green Chemistry®



Transforming hazardous waste into profitable green products

Safe Harbor

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. This presentation is not intended for general solicitation and is neither an offer to sell, nor solicitation of offers to buy securities. The information contained herein has been prepared to assist interested parties in making their evaluation of the Company and does not purport to contain all of the information that a party may desire. In all cases, interested parties should conduct and rely on their own investigation and analysis of the Company and the data set forth herein. No part of these pages, either text or image may be used for any purpose other than personal use. Therefore, reproduction, modification, storage in a retrieval system or retransmission, in any form or by any means, electronic, mechanical, or otherwise, for reasons other than personal use, is strictly prohibited without the Company's prior written permission.

Copyright and Trademark

The Company

- GlyEco is an Innovative Green Chemistry® company
- GlyEco Technology™ – patent-pending glycol recycling technology
- Proven to clean all five major types of waste glycol
- Proven to produce Type 1 spec glycol
- Company is implementing an aggressive acquisition strategy
- Clients include MEGlobal, a joint venture of Dow Chemical & Petrochemical Industries Company of Kuwait
- Management team with 67 years combined experience in solid waste and glycol recycling industries

GLYECO

What is Glycol?



- A liquid chemical
- More than 5 Billion gallons produced & sold in 2011
- The United States consumes over 700 Million gallons each year
- The EPA lists Glycols as a "Hazardous Material"
- Waste glycol can contaminate soils and water sources
- Immediate effect of exposure to waste glycol can mean death for humans, animals, birds, fish & plants

GlyEco Technology™ Benefits:

- Recycles all five glycol feedstock streams
- Consistently clean and high quality recycled material
- Meets or exceeds ASTM Type 1 Standard
- Can process a waste stream repeatedly - with profit on each cycle
- Comprehensive Quality Control-Assurance Program
- Documented compliance with EPA Hazardous Waste Manifest System & all State and Local regulations
- 20-50% reduction in processing costs

These 5 Hazardous Wastes…

Textile Waste



Used Antifreeze



Used HVAC Fluids



Aircraft Deicing Runoff



Sterilization Waste


HAZARDOUS
WASTE

Transform into These Green Products

Plastic Containers



Polyester Fabrics



Recycled Antifreeze



Glycol Concentrate



Business Model

HAZARDOUS WASTE
POLLUTED GLYCOLS

GLYECO TECHNOLOGY™
PATENT-PENDING PROCESS

RECYCLED GLYCOL
TYPE 1 & TYPE 2 MATERIAL

GLYECO CERTIFIED®
FAMILY OF GREEN PRODUCTS

2012 Roadmap

FACILITY ACQUISITION TIMELINE WITH 2012 PROJECTED REVENUES

JANUARY	JUNE	JUNE	Q2	Q3	Q3
Recycool	Full Circle	MMT	Company A	Company B	Company C
Minnesota	New Jersey	Florida	Midwest	Midwest	Southeast
$450K	$4.3M	$500K	$400K	$3.0M	$1.2M

Management Team

John D. Lorenz **Chairman, CEO & President**
Over 30 years executive management in the solid waste industry with extensive experience in mergers and acquisitions. Founder of Environmental Waste of America – now Waste Management, Inc.

Richard Geib **Chief Technology Officer**
Senior Chemical Engineer with a 30 year background in the glycol industry. A pioneer in recycling technologies whose vast expertise includes serving as Chairman of the ASTM Coolants Committee

Kevin Conner **Chief Financial Officer**
Over 20 years experience with both Fortune 500 and privately held companies

Todd L. Smith **Senior Vice President of Sales, Mergers and Acquisitions**
More than 19 years management experience in the glycol recycling industry

Financial Pro Forma - Consolidated

In US Dollars	2012	2013	2014	2015	2016	2017	TOTAL
REVENUE							
N. America Type 1	-	36,910,000	46,690,000	53,770,000	59,930,000	69,520,000	266,820,000
N. America M&A	6,400,000	10,860,000	13,400,000	16,710,000	20,030,000	24,940,000	92,340,000
International (Partner Fee = 12.5%)	-	660,000	13,240,000	45,130,000	119,020,000	215,450,000	393,500,000
TOTAL REVENUE	6,400,000	48,430,000	73,330,000	115,610,000	198,980,000	309,910,000	752,660,000
COGS							
N. America Type 1	-	15,130,000	19,780,000	24,440,000	29,090,000	33,750,000	122,190,000
N. America M&A	3,710,000	6,520,000	7,910,000	9,860,000	11,820,000	14,710,000	54,530,000
International (COGS accounted for in the 12.5% fee above)	-	-	-	-	-	-	-
TOTAL COGS	3,710,000	21,650,000	27,690,000	34,300,000	40,910,000	48,460,000	176,720,000
SG&A							
N. America Type 1	1,470,000	3,370,000	4,340,000	4,680,000	4,990,000	5,350,000	24,200,000
N. America M&A	650,000	1,190,000	1,190,000	1,670,000	2,000,000	2,500,000	9,200,000
International	20,000	150,000	1,050,000	1,710,000	3,710,000	6,320,000	12,960,000
TOTAL SG&A	2,140,000	4,710,000	6,580,000	8,060,000	10,700,000	14,170,000	46,360,000
Taxes (40.9%)	220,000	9,030,000	15,980,000	29,960,000	60,270,000	101,140,000	216,600,000
NET PROFIT AFTER TAXES	330,000	13,040,000	23,080,000	43,290,000	87,100,000	146,140,000	312,980,000

Capitalization

- GlyEco trades on www.otcmarkets.com: **GLYE**
- GLYE Shares
  - Outstanding 23.5MM
  - Lockup 20.5MM
  - Float 3.0MM
- $6MM invested to develop proven GlyEco Technology™
- April 2012 - $10MM equity raise
- 10MM shares at $1 per share with 1 warrant at $1.50

Security Research Associates

www.sracap.com

Gary Hamilton, Managing Director

(203) 702-4498 garyh@sracap.com